UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 5, 2025
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Planet Fitness, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.
Class A-2 Notes
On December 5, 2025, Planet Fitness Master Issuer LLC, a limited-purpose, bankruptcy remote, indirect subsidiary of the Company (the “Master Issuer”), Planet Fitness Holdings, LLC (the “Manager”), Planet Fitness SPV Guarantor LLC, Planet Fitness Franchising LLC, Planet Fitness Assetco LLC and Planet Fitness Distribution LLC, each of which is a limited-purpose, bankruptcy remote, wholly-owned direct or indirect subsidiary of the Manager (collectively, the “Guarantors”), the Company, Planet Intermediate, LLC and Pla-Fit Holdings, LLC, entered into a Note Purchase Agreement (the “Purchase Agreement”), with Guggenheim Securities, LLC, as representative of the several initial purchasers, relating to the issuance and sale of $750 million aggregate principal amount of notes consisting of $400 million Series 2025-1 5.274% Fixed Rate Senior Secured Notes, Class A-2-I with an anticipated repayment term of five years, and $350 million Series 2025-1 5.649% Fixed Rate Senior Secured Notes, Class A-2-II with an anticipated repayment term of seven years (together, the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended. The Purchase Agreement contains customary closing conditions and the offering is anticipated to close on or around December 15, 2025 (the “Closing Date”), subject to satisfaction of various closing conditions.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1.

Item 8.01	Other Events.
 On December 5, 2025, Planet Fitness, Inc. issued a press release announcing that certain of its subsidiaries have priced a new series of securitized debt. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1
Purchase Agreement dated December 5, 2025 among Planet Fitness Master Issuer LLC, as Master Issuer, Planet Fitness SPV Guarantor LLC, Planet Fitness Franchising LLC, Planet Fitness Assetco LLC and Planet Fitness Distribution LLC, each as Guarantor, Planet Fitness Holdings, LLC, as Manager, the Company and Planet Intermediate, LLC and Pla-Fit Holdings, LLC, as parent companies, and Guggenheim Securities, LLC, as representative of the several initial purchasers.

99.1	Planet Fitness Prices $750 Million Securitized Financing Facility, dated December 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Jay Stasz
Name: Title:	Jay Stasz Chief Financial Officer
Dated: December 5, 2025